Exhibit 10.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
B.V.R Systems (1998) Ltd.

We consent to the incorporation by reference in the Registration Statements (No. 333-125879) on Form S-8 of B.V.R Systems (1998)Ltd. (the “Company”) of our report dated March 30, 2006, with respect to the consolidated balance sheets of the Company and its subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for each of the years in the three year period ended December 31, 2005, which report appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2005.

/s/ Somekh Chaikin Somekh Chaikin Certified Public Accountants (Isr.) Member firm of KPMG International

April 30, 2006